UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (651) 236-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2017, H.B. Fuller Company, a Minnesota corporation (the “Company”), and certain of its foreign subsidiaries entered into a Credit Agreement (the “New Credit Agreement”) with (i) JPMorgan Chase Bank, N.A., as administrative agent, (ii) U.S. Bank National Association, Citibank, N.A., and Morgan Stanley MUFG Loan Partners, LLC, as co-syndication agents, (iii) Bank of America, N.A., HSBC Bank USA, National Association, and PNC Bank, National Association, as co-documentation agents, and (iv) various other financial institutions party thereto as lenders. The New Credit Agreement is intended to replace the Credit Agreement dated as of October 31, 2014 by and among the Company, the certain foreign subsidiaries of the Company party thereto, the certain lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Prior Credit Agreement”).

Facilities

The New Credit Agreement establishes a $400.0 million multi-currency revolving credit facility (the “Revolving Facility”) and a $100.0 million term credit facility (the “Term Facility” and together with the Revolving Facility, the “Credit Facilities”). The Company may use the Credit Facilities to repay certain existing indebtedness, finance working capital needs, and for general corporate purposes of the Company and its subsidiaries, including any permitted acquisitions and any permitted purchase or redemption of capital stock of the Company. The Term Facility was drawn in full on April 12, 2017 and used to pay the $100.0 million then outstanding under the Prior Credit Agreement.

Maturity, Amortization

The New Credit Agreement expires on April 12, 2022, at which time all outstanding loans under the Credit Facilities mature. Prior to such maturity, the Company must make $2.5 million installment payments on loans under the Term Facility each quarter (on the last day of each of March, June, September, and December), commencing with June 30, 2017. Subject to certain conditions, the Company may prepay amounts due under the Credit Facilities.

Interest Rates

The New Credit Agreement allows the Company to borrow at interest rates that include, at the Company’s option, (i) a spread over a floating rate equal to the greatest of the (a) prime rate, (b) the greater of the federal funds effective rate and the overnight bank funding rate from time to time plus one-half of one percent, and (c) the Adjusted LIBO Rate for a one month interest period plus one percent, or (ii) a spread over a fixed rate equal to the 1-, 2-, 3 or 6-month Adjusted LIBO Rate. The interest rate spread is determined by the rating of the Company’s senior, unsecured, long-term debt.

Other Terms and Conditions

The New Credit Agreement contains representations, warranties, covenants and other agreements that are customary for transactions of this type.

Among other things, the Company’s covenants address financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There also are financial covenants that require the Company to maintain an interest coverage ratio (defined as the ratio of “Consolidated EBITDA” to “Consolidated Interest Expense” for the period of the four most recent consecutive fiscal quarters) of not less than 2.5 to 1.0 and a leverage ratio (defined as the ratio of “Consolidated Total Indebtedness” to “Consolidated EBITDA” for the period of the four most recent consecutive fiscal quarters) of no greater than 3.5 to 1.0, as further defined in the New Credit Agreement. The maximum leverage ratio may be increased to 3.75 to 1.0 under certain circumstances following a permitted acquisition. A “most favored lender” provision provides that the lenders under the New Credit Agreement also receive the benefit of any more restrictive financial covenants that are subsequently added to certain of the Company’s other financing instruments. The New Credit Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets.

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Amounts due under the New Credit Agreement may be accelerated upon an Event of Default as defined in the New Credit Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The Company has also agreed to indemnify the administrative agent, lenders and certain related parties against certain liabilities on customary terms.

Subsidiary Guaranty

The New Credit Agreement generally requires that certain material subsidiaries guarantee the payment when due of all of the payment obligations of the Company under the New Credit Agreement. Accordingly, on April 12, 2017, H.B. Fuller Construction Products Inc., a Minnesota corporation and wholly owned subsidiary of the Company, entered into a Guaranty with J.P. Morgan Chase Bank, N.A., as administrative agent (the “Subsidiary Guaranty”).

* * * * *

Some of the parties to the New Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Copies of the New Credit Agreement and the Subsidiary Guaranty are attached hereto as exhibits and expressly incorporated by reference herein. The foregoing descriptions are qualified in their entirety by reference to the actual terms of the New Credit Agreement and the Subsidiary Guaranty.

The foregoing descriptions and the copies of these agreements have been included to provide information regarding the terms of the agreements. They are not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 1.02	Termination of a Material Definitive Agreement.

Upon and in connection with the closing of the New Credit Agreement, the Company terminated and canceled all of the “Commitments” under the Prior Credit Agreement. No material early termination penalties were incurred by the Company in connection with such termination.

The Prior Credit Agreement, which had been scheduled to expire October 31, 2019, had included a $300 million multi-currency revolving credit facility and a $300 million term credit facility, with borrowing at interest rates that included, at the Company’s option, (i) a spread over a floating rate equal to the greatest of the prime rate, the federal funds effective rate from time to time plus one-half of one percent, and the Adjusted LIBO Rate for a one month interest period plus one percent, or (ii) a spread over a fixed rate equal to the 1-, 2-, 3 or 6-month Adjusted LIBO Rate, with the interest rate spread determined by the rating of the Company’s senior, unsecured, long-term debt.

A copy of the Prior Credit Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated October 31, 2014 and is expressly incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Credit Agreement dated as of April 12, 2017 among (i) H.B. Fuller Company, a Minnesota corporation, as Borrower, (ii) certain of its subsidiaries party thereto as Foreign Subsidiary Borrowers, (iii) JPMorgan Chase Bank, N.A., as Administrative Agent, (iv) U.S. Bank National Association, Citibank, N.A., and Morgan Stanley MUFG Loan Partners, LLC, as Co-Syndication Agents, (v) Bank of America, N.A., HSBC Bank USA, National Association, and PNC Bank, National Association, as Co-Documentation Agents, and (vi) various other financial institutions party thereto as Lenders.

10.2	Guaranty made as of April 12, 2017 by H.B. Fuller Construction Products Inc., a Minnesota corporation, as Initial Guarantor, in favor of J.P. Morgan Chase Bank, N.A., as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 17, 2017

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement dated as of April 12, 2017 among (i) H.B. Fuller Company, a Minnesota corporation, as Borrower, (ii) certain of its subsidiaries party thereto as Foreign Subsidiary Borrowers, (iii) JPMorgan Chase Bank, N.A., as Administrative Agent, (iv) U.S. Bank National Association, Citibank, N.A., and Morgan Stanley MUFG Loan Partners, LLC, as Co-Syndication Agents, (v) Bank of America, N.A., HSBC Bank USA, National Association, and PNC Bank, National Association, as Co-Documentation Agents, and (vi) various other financial institutions party thereto as Lenders.

10.2	Guaranty made as of April 12, 2017 by H.B. Fuller Construction Products Inc., a Minnesota corporation, as Initial Guarantor, in favor of J.P. Morgan Chase Bank, N.A., as Administrative Agent.